Exhibit 99.1
Universal Compression Partners, L.P.
4444 Brittmoore Road
Houston, Texas 77041
NASDAQ: UCLP
FOR IMMEDIATE RELEASE
Universal Compression Partners Enters Into Agreement for
$70 Million Private Placement of Common Units
Houston, June 20, 2007 — Universal Compression Partners, L.P. (NASDAQ: UCLP) announced today that it has entered into an agreement to sell $70 million of common units representing limited partner interests in Universal Compression Partners to certain qualified institutional buyers in a private placement at a price of $34.75 per unit.
The closing of the private placement is conditioned upon the closing of Universal Compression Partners’ previously announced acquisition of a fleet of compressor units and customer contracts from Universal Compression Holdings, Inc. (NYSE: UCO) for approximately $233 million. Universal Compression Partners will use the proceeds from this private placement of approximately 2.0 million common units to fund a portion of the acquisition purchase price.
This news release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein. The securities being offered in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Forward-Looking Statements
Statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal Compression Holdings’ and Universal Compression Partners’ control, which could cause actual results to differ materially from such statements.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal Compression Holdings’ Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, Universal Compression Partners’ Annual Report on Form 10-K for the year ended December 31, 2006 and those set forth from time to time in Universal Compression Holdings’ and Universal Compression Partners’ filings with the Securities and Exchange Commission (“SEC”), which are available through our website www.universalcompression.com. Except as required by law, Universal Compression Holdings and Universal Compression Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
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Universal Compression Partners, L.P.

Additional Information
In connection with the proposed merger of Universal Compression Holdings and Hanover Compressor Company, a registration statement of the new company, Exterran Holdings, Inc., which includes preliminary proxy statements of Universal Compression Holdings and Hanover, and other materials, has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, EXTERRAN HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it is available and other documents containing information about Universal Compression Holdings and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal Compression Holdings’ web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and the SEC filings that are and will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
Participants in Solicitation
Universal Compression Holdings and Hanover and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Universal Compression Holdings’ Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on March 1, 2007 and April 30, 2007, respectively, and in Hanover’s Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on February 28, 2007 and April 30, 2007, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the preliminary proxy statement/prospectus that has been filed with the SEC and will be included in the definitive proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
Universal Compression Partners was formed by Universal Compression Holdings to provide natural gas contract compression services to customers throughout the United States. Universal Compression Holdings owns approximately 51% of Universal Compression Partners.
Universal Compression Holdings, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.
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